Exhibit 10.2

BITCOIN MINER PURCHASE AND SALE AGREEMENT

This BITCOIN MINER PURCHASE AND SALE AGREEMENT (together with all Schedules and Exhibits hereto which are incorporated herein by reference, this “Agreement”), dated as of September 16, 2025 (the “Effective Date”), is entered into by and between US DIGITAL MINING MISSISSIPPI LLC, a Mississippi limited liability company, with its mailing address at 1200 W. Platt Street, Tampa, Florida 33606 (“Buyer”), and GREENIDGE GENERATION LLC, a New York limited liability company, with its mailing address at 1159 Pittsford-Victor Road, Suite 240, Pittsford, New York 14534 (“Seller”).

RECITALS:

WHEREAS, Buyer and Greenidge Mississippi LLC, a Mississippi limited liability company and an affiliate of Seller, have entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) on August 1, 2025;

WHEREAS, it is contemplated that Buyer shall purchase certain of an affiliate of Seller’s real property, personal property and other assets (other than any Bitcoin miners) to be used for Bitcoin mining on the terms and conditions set forth in the Asset Purchase Agreement; and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain Bitcoin miners owned by Seller on the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
DESCRIPTION AND DELIVERY OF ASSETS

1.1 Purchased Assets. Subject to the terms of this Agreement, Buyer agrees to purchase the assets from Seller that shall be listed on Schedule 1 (the “Purchased Assets”). The Seller and the Buyer shall agree upon the Purchased Assets Schedule 1 after the Actual Hashrate testing on September 15, 2025 and initial such agreed upon Purchased Assets Schedule 1 (the “Final Purchased Assets Schedule 1”). Without limiting the foregoing, the Final Purchased Assets Schedule 1 shall not include any zero-hashing Bitcoin miners. The Final Purchased Assets Schedule 1 shall identify the “Purchased Assets”, and the parties shall attach the Final Purchased Assets Schedule 1 to this Agreement as Schedule 1 and attach the Final Purchased Assets Schedule 1 to the Bill of Sale as Schedule 1.

1.2 Delivery of Purchased Assets. Buyer shall take possession of the Purchased Assets at 249 Datco Industrial Road, Columbus, Mississippi 39702, upon the Closing (as defined in Section 3.2 below).

1.3 Asset Purchase Agreement. The consummation of this Agreement is subject to the execution, delivery and consummation of the transactions contemplated by the Asset Purchase Agreement. This Agreement may be terminated, if the transactions contemplated by the Asset Purchase Agreement have not been consummated and the Asset Purchase Agreement has been terminated, in which case, either party hereto, in its sole discretion, may terminate this Agreement without further liability to the other party.

ARTICLE II
PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale of Assets. Subject to the terms of this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, at the Closing (as defined in Section 3.2 below), all of Seller’s right, title and interest to the Purchased Assets.

2.2 Conveyance of Purchased Assets. The Buyer and Seller shall enter into the Bill of Sale or other instruments of conveyance as shall be reasonably requested by Buyer for the transfer by Seller to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets. The bill of sale to be signed by the Buyer and Seller shall be in the form as attached hereto as Exhibit A (the “Bill of Sale”).

2.3 Warranty. At the Closing, and to the extent transferrable, Seller hereby transfers and assigns to Buyer any and all warranties with respect to the Purchased Assets provided by the manufacturers to Seller in connection with its original purchase of the Purchased Assets, subject to the relevant terms and conditions.

ARTICLE III
CONSIDERATION; CLOSING

3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Purchased Assets shall be calculated by multiplying (a) the Actual Hashrate (as such term is defined in Section 4.9 herein) by (b) the agreed-upon price per terahash in U.S. Dollars, as mutually agreed in writing by Buyer and Seller prior to the hashrate test described in Section 4.9 herein. The Buyer and the Seller mutually agreed in writing to the agreed-upon price of $2.30 per terahash on September 11, 2025.

3.2 Closing. The consummation of the transactions contemplated by this Agreement shall occur contemporaneously with the consummation of the transactions contemplated by the Asset Purchase Agreement (such time, the “Closing”, and the date on which such Closing occurs, the “Closing Date”). On the Closing Date, Buyer and Seller shall execute and deliver the Bill of Sale and Buyer shall pay the Purchase Price to Seller via wire transfer to an account designated in writing by Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller makes no representation or warranty whatsoever with respect to the Purchased Assets other than as expressly set out in this Agreement. By accepting this Agreement, Buyer acknowledges that it has not relied on any representation or warranty made by Seller, or any other person on Seller’s behalf, other than as set out in this Agreement. Seller represents and warrants to Buyer as follows:

4.1 Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. Seller has all requisite power and authority to own, occupy and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing in all other jurisdictions in which the ownership of the Purchased Assets make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement, taken as a whole.

4.2 Authority. Seller has all requisite power and authority to execute and deliver this Agreement and all agreements contemplated hereunder and to consummate the transactions contemplated hereunder. The execution, delivery and performance of the Agreement and all agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder, have been duly and validly authorized by all necessary action on the part of Seller. The Agreement and all agreements contemplated hereunder will constitute, when executed and delivered, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditor’s rights generally and by principles of equity.

4.3 Effect of Agreement. The execution, delivery and performance of this Agreement and all agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder, do not violate or result in a breach of the terms or provisions of, or constitute a default under, create a Lien under, or conflict with or result in the termination of, or require Seller to obtain any consent or approval under any agreements to which the Seller is bound, or the certificate of formation, governing documents or any documents comparable thereto or any amendments or modifications thereto of Seller.

4.4 Consents. All consents, approvals, authorizations, and other requirements that must be obtained or satisfied by Seller that are necessary for the execution of this Agreement, the agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder, have been obtained and satisfied.

4.5 Title to Purchased Assets. Seller has good and marketable title to the Purchased Assets, and the right to transfer such title, free and clear of any and all Liens (hereinafter defined). The Purchased Assets shall be sold and conveyed to Buyer free and clear of all liens, charges, claims, counterclaims, rights of set off, rights of recoupment and similar rights, encumbrances, security interests, mortgages, pledges or other claims or interests of any nature (collectively, “Liens”).

4.6 Taxes. All taxes owed by Seller in connection with the Purchased Assets have been paid and there are no Liens on the Purchased Assets in connection with, or otherwise related to, any failure to pay any tax.

4.7 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of the Seller in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder’s fee or similar payment due from Seller.

4.8 Warranty. The Purchased Assets (i) are in good working order and condition (ordinary wear and tear excepted); and (ii) have been maintained in accordance with generally accepted industry practices.

4.9 Actual Hashrate Test. Seller warrants that the Purchased Assets, consisting of a fleet of Bitcoin miners, will be racked at the time of testing described herein. The actual hashrate of the Purchased Assets (as determined in accordance with this Section 4.9, the “Actual Hashrate”) shall be determined as the total average hashrate produced by such fleet over one (1) four-hour testing period, conducted between 8:00 a.m. and 12:00 p.m., local time on September 15, 2025. In determining the Actual Hashrate of the Purchased Assets the Buyer must take into account the usual operating conditions for the Purchased Assets, and the manufacturer’s recommended operating specifications. The tested units will be online prior to 8:00 a.m., local time, on the day of testing. Prior to Closing, Seller shall remove any Bitcoin miners that produce zero hashrate during the testing period, and such zero-hashing miners shall not be included in the Purchased Assets. The determination of the Actual Hashrate and the removal of zero-hashing miners shall be conducted in good faith, with both parties cooperating to ensure accurate results.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

5.1 Organization and Good Standing. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Mississippi.

5.2 Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and all agreements contemplated hereunder, and to consummate the transactions contemplated hereunder. The execution, delivery and performance of the Agreement and all agreements contemplated hereunder and the consummation of the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of Buyer. The Agreement and all agreements contemplated hereunder have been duly executed and delivered by Buyer and constitute or will constitute when executed and delivered valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity.

5.3 Effect of Agreement. The execution, delivery and performance of the Agreement and all agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder do not violate or conflict with the charter or bylaws and any amendments or modifications thereto of Buyer.

5.4 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder’s fee or similar payment due from Buyer.

ARTICLE VI
CERTAIN COVENANTS AND UNDERSTANDINGS

6.1 Transfer Taxes. Any and all Transfer Taxes (as defined below) shall be borne by Seller. Seller shall timely and accurately file all necessary tax returns and other documentation with respect to Transfer Taxes (the “Transfer Tax Returns”) and timely pay all such Transfer Taxes. If required by applicable law, Seller will join in the execution of any Transfer Tax Return. For purposes of this Agreement, “Transfer Taxes” means all sales (including bulk sales), use, transfer, recording, value added, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement.

6.2 Title and Risk of Loss. Seller and Buyer understand and agree that title to the Purchased Assets and the risk of loss with respect to the Purchased Assets shall pass from Seller to Buyer upon Closing.

6.3 Further Assurances. Seller shall, at any time on or after a Closing Date and at Seller’s expense, execute, acknowledge and deliver all such further acts, deeds and instruments as may be reasonably required for the effective transfer to and possession by Buyer, or its successors or assigns, of any of the respective Purchased Assets.

ARTICLE VII
INDEMNIFICATION

7.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing and for a period of one year (1) year, except for Section 4.9, which will expire at the Closing. No claim with regards to any representation, warranty, covenant or agreement set forth in or arising from this Agreement or in any other certificate or document delivered pursuant to this Agreement shall be brought or made after such one-year (1) year period.

7.2 Indemnification by Seller. Seller shall defend, indemnify, and hold harmless Buyer and its officers, agents, representatives, successors and assigns from and against any loss, damage, injury, settlement, judgment, award, fine, penalty, fee, charge, cost or expense (including interest, investigative expenses and costs of experts and other witnesses and reasonable attorneys’ fees), and any claims or other liabilities or obligations (collectively, “Losses”) arising from or related to (a) any misrepresentation or breach of any representation or warranty by Seller contained in this Agreement or any of the agreements contemplated hereunder; (b) the use, ownership, or operation by Seller of the Purchased Assets prior to the Closing; (c) Seller’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement; (d) any and all Taxes and assessments related to the Purchased Assets for periods prior to the applicable Closing Date(s); and (e) any liabilities, debts or obligations of Seller.

7.3 Indemnification by Buyer. Buyer shall defend, indemnify, and hold harmless Seller, its officers, agents, representatives, successors and assigns from and against any Losses arising from or related to (a) any misrepresentation or breach of any representation or warranty by Buyer contained in this Agreement or any of the agreements contemplated hereunder; (b) the use, ownership, or operation of the Purchased Assets by Buyer after the Closing Date; (c) Buyer’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement; and (d) any and all Taxes and assessments of Buyer on the Purchased Assets related to periods after the Closing Date applicable thereto.

7.4 Limitation on Liability. The maximum aggregate amount of all Losses for which Seller or Buyer shall be liable under this Agreement shall not exceed the Purchase Price.

7.5 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other person for any consequential, incidental, indirect, special or punitive damages of such other person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof.

7.6 Fraud or Intentional Representation. Nothing in this Article VII shall be deemed to limit any claim(s) based upon fraud or intentional misrepresentation (but not, for the avoidance of doubt, claims for negligent misrepresentation).

7.7 Exclusive Remedy. This Article VII sets forth the entire liability and obligation of Seller and the sole and exclusive remedy for Buyer for any and all claims after the Closing for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement.

7.8 Pre-Closing Default.

(a)
If the Closing does not occur at the time and in the manner provided in this Agreement due to the failure of Seller to comply with any of its material obligations under this Agreement or due to a material breach by Seller of its representations and warranties set forth in this Agreement (each, a “Seller Default”), Buyer shall have the right to: (i) terminate this Agreement by written notice to Seller and (ii) pursue an action for specific performance. The Seller acknowledges that irreparable damage would occur if Closing did not occur due to a Seller Default and that the Buyer shall be entitled to seek specific performance in addition to the other Buyer remedies specified herein.
(b)
If the Closing does not occur at the time and in the manner provided in this Agreement due to the failure of Buyer to comply with any of its material obligations under this Agreement or due to a material breach by Buyer of its representations and warranties set forth in this Agreement (each, a “Buyer Default”), Seller shall have the right to terminate this Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.1). For the avoidance of doubt, “Business Day” means any weekday other than a weekday on which commercial banks located in New York, New York are closed for business:

If to Seller: Greenidge Generation LLC

c/o Greenidge Generation Holdings Inc.

1159 Pittsford-Victor Road, Suite 240, Pittsford, NY 14534
E-mail: jkovler@greenidge.com
Attention: Jordan Kovler

with a copy to: Greenidge Generation LLC

c/o Greenidge Generation Holdings Inc.

1159 Pittsford-Victor Road, Suite 240, Pittsford, NY 14534
E-mail: dirwin@greenidge.com
Attention: Dale Irwin

and a copy to: Greenidge Generation LLC

c/o Greenidge Generation Holdings Inc.

1159 Pittsford-Victor Road, Suite 240, Pittsford, NY 14534
E-mail: bmahmoud@greenidge.com
Attention: Bachar Mahmoud

If to Buyer: 1200 W. Platt St., Tampa, FL 33606
E-mail: TLiebel@LMFunding.com
Attention: Todd Liebel

with a copy to: 1200 W. Platt St., Tampa, FL 33606

E-mail: RDuran@LMFunding.com
Attention: Ryan Duran

and a copy to: McIntyre Thanasides Bringgold Elliott Grimaldi & Guito, P.A

1228 E. 7th Ave. Suite 100 Tampa, FL 33605

Attention: Blake D. Bringgold

E-mail: blake@mcintyrefirm.com

The above addresses may be changed by written notice to the other party in the manner provided above; however, that no notice of a change of address shall be effective until actual receipt of such notice.

8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Mississippi without giving effect to any choice or conflict of law provision or rule of such jurisdiction.

8.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. Counterparts hereof which are transmitted by facsimile or electronic transmission shall be given identical legal effect as an original.

8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by Seller or Buyer without the prior written consent of the non-assigning party. Any purported assignment without such consent shall be void.

8.5 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

8.6 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

8.7 Amendments; Waivers. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.8 Confidentiality. The parties shall hold in strictest confidence any information and material which is related to either Buyer or Seller’s business or is designated by either Buyer or Seller as proprietary and confidential, herein or otherwise. Seller further covenants not to disclose or otherwise make known to any individual or entity nor to issue or release for publication any articles or advertising or publicity matter relating to this Agreement in which the name of Buyer or any of its affiliates is mentioned or used, directly or indirectly, unless prior written consent is granted by the other party; provided, however, that either party shall be entitled to make any disclosures required as a public company under applicable law, regulation or stock exchange rule without any consent of the other party, including the filing of this Agreement as an exhibit thereto.

8.9 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable, in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

8.10 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject.

8.11 Definitions. All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

8.12 Fees and Expenses. Each party shall bear its own commissions, expenses and legal fees incurred on its own behalf with respect to this Agreement and the closing of the transactions contemplated hereby.

8.13 Arbitration. All disputes, controversies, or claims arising out of or relating to this Agreement or a breach of this Agreement shall be submitted to and finally resolved by arbitration under the rules of the American Arbitration Association (“AAA”) then in effect. There shall be one arbitrator, such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. The arbitration shall be conducted in New York, New York. The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement. Nothing herein shall prevent a party from seeking any provisional or equitable remedy (including, but not limited to, an injunction) from any court having jurisdiction over the parties and the subject matter of the dispute as is necessary to protect such Party’s rights.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

SELLER: GREENIDGE GENERATION LLC A New York limited liability company ________________________ By: Dale Irwin Its: President

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

BUYER: US DIGITAL MINING MISSISSIPPI LLC A Mississippi limited liability company ________________________ By: Rick Russell Its: CFO

EXHIBIT A

BILL OF SALE

THE STATE OF MISSISSIPPI §

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF LOWNDES §

THAT GREENIDGE GENERATION LLC, a New York limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by US DIGITAL MINING MISSISSIPPI LLC, a Mississippi limited liability company (“Purchaser”), the receipt of which is hereby acknowledged, has sold, conveyed, assigned and transferred unto Purchaser, and by these presents does hereby sell, convey, assign and transfer unto Purchaser all of its right, title and interest in and to the following described property, to-wit:

the Purchased Assets, as defined in the Bitcoin Miner Purchase and Sale Agreement, dated September 16 2025, by and between Seller and Purchaser (the “Agreement”) that are identified in Bill of Sale Schedule “1” attached to this Bill of Sale.

TO HAVE AND TO HOLD the Purchased Assets unto Purchaser and Purchaser’s successors and assigns forever.

The Seller represents and warrants that (i) the Seller has good and marketable title to the Purchased Assets and has the right to sell, convey, assign, transfer and deliver possession of the Purchased Assets to the Purchaser free and clear of all liens, charges, claims, counterclaims, rights of set off, rights of recoupment and similar rights, encumbrances, security interests, mortgages, pledges or other claims or interests of any nature and (ii) the Purchased Assets are in good working order and condition (ordinary wear and tear excepted) and have been maintained in accordance with generally accepted industry practices.

[signature page follows]

EXECUTED this 16th day of September, 2025.

SELLER:

GREENIDGE GENERATION LLC,

a New York limited liability company

By:

Name: Dale Irwin

Title: President

BILL OF SALE SCHEDULE 1

PURCHASED ASSETS

SCHEDULE 1

PURCHASED ASSETS

See Section 1.1 of this Agreement.